EXHIBIT 5.1

ANTHONY L.G., PLLC

laura aNTHONy, esq	www.ANTHONYPLLC.com
JOHN CACOMANOLIS, ESQ*	WWW.SECURITIESLAWBLOG.COM
CHAD FRIEND, ESQ, LLM	WWW.LAWCAST.COM
SVETLANA ROVENSKAYA, ESQ**

OF COUNSEL:
Jack A. Fattal, esq.***
JESSICA HAGGARD, ESQ. ****	DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM
MICHAEL R. GEROE, ESQ, CIPP/US*****
CRAIG D. LINDER, ESQ******
PETER P. LINDLEY, ESQ, CPA, MBA
john lowy, esq.*******
STUART REED, ESQ
Harris Tulchin, Esq. ********
MARC S. WOOLF, ESQ

*licensed in FL and NY

**licensed in NY and NJ

*** licensed in NY

****licensed in Missouri

*****licensed in CA, DC, MO and NY

******licensed in CA, FL and NY

*******licensed in NY and NJ

********licensed in CA and HI (inactive in HI)

December 2, 2021

C-Bond Systems Inc.

6035 South Loop East,

Houston, TX 77033

Telephone: 832-649-5658

Re: C-Bond Systems Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to C-Bond Systems Inc., a Colorado corporation (the “Company”), in connection with the Registration Statement on Form S-1, filed on December 2, 2021 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), covering (i) 66,000,000 shares (“Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable by the Company upon the conversion of principal and interest thereon of certain outstanding convertible promissory notes (“Convertible Notes”) held by the selling securityholder named in the Registration Statement (“Selling Securityholder”), and (ii) 33,000,000 shares (“Warrant Shares”) of Common Stock issuable by the Company upon the exercise of certain outstanding warrants (“Warrants”) held by the Selling Securityholders (collectively, the “Securities”).

We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

Based upon the foregoing, and the laws of the State of Colorado, we are of the opinion that:

1.	The Warrant Shares have been duly authorized by all necessary corporate action of the Company, and, upon (i) the due execution by the Company and registration by its registrar of the Warrant Shares, and (ii) delivery and payment therefor upon exercise of the Warrants in accordance with their terms, the Warrant Shares will be validly issued, fully paid and non-assessable.

2.	The Conversion Shares issuable upon conversion of the Convertible Notes have been duly authorized by all necessary corporate action of the Company and reserved for issuance and, upon issuance and delivery as described in the Convertible Notes, will be duly and validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Colorado; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, SUITE 600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-
0936 ● FAX 561-514-0832